                        AMENDED AND RESTATED CREDIT AGREEMENT



                             DATED AS OF DECEMBER 1, 1998


                                        AMONG

                             HOWELL PETROLEUM CORPORATION
                                     AS BORROWER,


                                  BANK OF MONTREAL,
                                      AS AGENT,

                                  NATIONSBANK, N.A.,
                                AS SYNDICATION AGENT,

                           UNION BANK OF CALIFORNIA, N.A.,
                                AS DOCUMENTATION AGENT

                                         AND

                             THE LENDERS SIGNATORY HERETO

                                  TABLE OF CONTENTS
                                                                                            PAGE
                                                                                            ----
ARTICLE I    DEFINITIONS AND ACCOUNTING MATTERS
     Section 1.01  TERMS DEFINED ABOVE . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.02  CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.03  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . . . . . . . . . 16

ARTICLE II   COMMITMENTS
     Section 2.01  LOANS AND LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT. . . . . . . 18
     Section 2.03  CHANGES OF COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 2.04  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 2.05  SEVERAL OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 2.06  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 2.07  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 2.08  BORROWING BASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.09  ASSUMPTION OF RISKS . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 2.10  OBLIGATION TO REIMBURSE AND TO PREPAY . . . . . . . . . . . . . . . . . . 25
     Section 2.11  LENDING OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE III  PAYMENTS OF PRINCIPAL AND INTEREST
     Section 3.01  REPAYMENT OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 3.02  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE IV   PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
     Section 4.01  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 4.02  PRO RATA TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.03  COMPUTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.04  NON-RECEIPT OF FUNDS BY THE AGENT . . . . . . . . . . . . . . . . . . . . 29
     Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.. . . . . . . . . . . . . . . . . . . . 30
     Section 4.06  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE V    CAPITAL ADEQUACY
     Section 5.01  ADDITIONAL COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 5.02  LIMITATION ON EURODOLLAR LOANS. . . . . . . . . . . . . . . . . . . . . . 35
     Section 5.03  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. . . . . . . . . 36
     Section 5.05  COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 5.06  REPLACEMENT LENDERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE VI   CONDITIONS PRECEDENT
     Section 6.01  REARRANGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Section 6.02  INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. . . . . . . . . . . . 39
     Section 6.03  CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS . . . . . . . . . . . . . 39

                                       -i-

     Section 6.04  NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE VII  REPRESENTATIONS AND WARRANTIES
     Section 7.01  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 7.02  FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 7.03  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 7.04  NO BREACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 7.05  AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 7.06  APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 7.07  USE OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 7.09  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 7.10  TITLES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 7.11  NO MATERIAL MISSTATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 7.12  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . . . . . . . . . . 44
     Section 7.14  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 7.15  LOCATION OF BUSINESS AND OFFICES. . . . . . . . . . . . . . . . . . . . . 44
     Section 7.16  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 7.17  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 7.18  COMPLIANCE WITH THE LAW . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 7.19  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 7.20  HEDGING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 7.21  RESTRICTION ON LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 7.22  MATERIAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VIII AFFIRMATIVE COVENANTS
     Section 8.01  REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Section 8.02  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 8.03  MAINTENANCE, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     Section 8.04  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 8.05  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 8.06  PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 8.07  RESERVE REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Section 8.08  TITLE AND MORTGAGE INFORMATION. . . . . . . . . . . . . . . . . . . . . . 52
     Section 8.09     ADDITIONAL MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . 52
     Section 8.10  ERISA INFORMATION AND COMPLIANCE. . . . . . . . . . . . . . . . . . . . . 53
     Section 8.11  MINIMUM CAPITAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE IX   NEGATIVE COVENANTS
     Section 9.01  DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 9.02  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Section 9.03  INVESTMENTS, LOANS AND ADVANCES . . . . . . . . . . . . . . . . . . . . . 55
     Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. . . . . . . . . . . . . . . . . 56
     Section 9.05  SALES AND LEASEBACKS. . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 9.06  NATURE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

                                       -ii-

     Section 9.07  LIMITATION ON LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 9.08  MERGERS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 9.09  PROCEEDS OF NOTES; LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . 57
     Section 9.10  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 9.11  SALE OR DISCOUNT OF RECEIVABLES . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.12  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.13  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.14  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.15  SALE OF OIL AND GAS PROPERTIES. . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.16  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.17  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.18  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.19  NEGATIVE PLEDGE AGREEMENTS AND SUBSIDIARY DIVIDENDS . . . . . . . . . . . 60
     Section 9.20  PAYMENTS ON CERTAIN DEBT TO GUARANTOR . . . . . . . . . . . . . . . . . . 60

ARTICLE X    EVENTS OF DEFAULT; REMEDIES
     Section 10.01  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 10.02  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

ARTICLE XI   THE AGENT
     Section 11.01  APPOINTMENT, POWERS AND IMMUNITIES . . . . . . . . . . . . . . . . . . . 63
     Section 11.02  RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     Section 11.03  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     Section 11.04  RIGHTS AS A LENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     Section 11.05  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     Section 11.06  NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . . . . . . . . . . . 64
     Section 11.07  ACTION BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 11.08  RESIGNATION OR REMOVAL OF AGENT. . . . . . . . . . . . . . . . . . . . . 65

ARTICLE XII  MISCELLANEOUS
     Section 12.01  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 12.02  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC. . . . . . . . . . . . . . . . . . 66
     Section 12.04  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     Section 12.05  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 12.06  ASSIGNMENTS AND PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . . 69
     Section 12.07  INVALIDITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     Section 12.08  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.09  REFERENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.10  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.11  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.12  NO ORAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . . . 71
     Section 12.14  INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Section 12.15  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 12.16  EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

                                       -iii-

     Section 12.17  EXCULPATION PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 74



                                       -iv-


ANNEXES, EXHIBITS AND SCHEDULES

Annex I       - List of Facility A Maximum Credit Amounts and Facility B Loans

Exhibit A-1   - Form of Facility A Note
Exhibit A-2   - Form of Facility B Note
Exhibit B     - Form of Borrowing, Continuation and Conversion Request
Exhibit C     - Form of Compliance Certificate
Exhibit D     - List of Loan Documents
Exhibit E     - Form of Assignment Agreement
Exhibit F     - Form of Letter of Credit Agreement

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.09 - Taxes
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.20 - Hedging Agreements
Schedule 7.22 - Material Agreements
Schedule 8.09 - List of Oil and Gas Properties to be mortgaged
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

       THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 1, 1998 is among: HOWELL PETROLEUM CORPORATION, a corporation formed under the laws of the State of Delaware (the "BORROWER"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section
12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and BANK OF MONTREAL, a Canadian bank (in its individual capacity, "BMO"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT"); NATIONSBANK, N.A., as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the "SYNDICATION AGENT"); and UNION BANK OF CALIFORNIA, N.A., as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the "DOCUMENTATION AGENT").

                                   R E C I T A L S

       A. The Borrower, the Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to that certain Credit Agreement dated as of December 17, 1997, as amended by First Amendment to Credit Agreement dated as of June 1, 1998 and Second Amendment to Credit Agreement dated as of September 1, 1998 (such Credit Agreement as amended called the "PRIOR CREDIT AGREEMENT");

       B. The Borrower and the Lenders have agreed to amend and restate in its entirety the Prior Credit Agreement.

       C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                      ARTICLE I

                          DEFINITIONS AND ACCOUNTING MATTERS

               Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "AGENT," "BMO," "BORROWER," "LENDER" and "LENDERS" shall have the meanings indicated above.

               Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

       "ADDITIONAL COSTS" shall have the meaning assigned such term in
Section 5.01(a).

       "AFFECTED LOANS" shall have the meaning assigned such term in Section
5.04.

       "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person.

       "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

       "AGGREGATE COMMITMENTS" at any time shall equal the sum of the Aggregate Facility A Commitments and the Aggregate Facility B Commitments.

       "AGGREGATE FACILITY A COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03.

       "AGGREGATE FACILITY A MAXIMUM CREDIT AMOUNTS" at any time shall equal the sum of the Facility A Maximum Credit Amounts of the Lenders (not to exceed $130,000,000), as the same may be reduced pursuant to Section 2.03(b).

       "AGGREGATE FACILITY B COMMITMENTS" at any time shall equal the sum of the Facility B Commitments of the Lenders (not to exceed $30,000,000).

       "AMOCO" shall mean Amoco Production Company.

       "AMOCO ACQUISITION" shall mean the acquisition of the Amoco Properties pursuant to the Amoco Purchase and Sale Agreement.

       "AMOCO PROPERTIES" shall mean the Oil and Gas Properties covered by the appraisal report of DeGolyer and McNaughton, dated December 1, 1997, intended to be acquired by the Borrower pursuant to the Amoco Purchase and Sale Agreement (excluding the Beaver Creek Unit and Beaver Creek Plant, as such terms are defined by the First Amendment to Purchase and Sale Agreement dated May 22, 1998 between Amoco and the Borrower).

       "AMOCO PURCHASE AND SALE AGREEMENT"shall mean that certain Purchase and Sale Agreement dated November 20, 1997, between Amoco, as seller and the Borrower, as buyer, as amended by the First Amendment to Purchase and Sale Agreement dated May 22, 1998 between Amoco and the Borrower, as the same may be further amended from time to time..

       "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

       "APPLICABLE MARGIN" shall mean, (i) with respect to Facility A (a) so long as Facility B Loans are outstanding, three-fourths of one percent (.75%) per annum with respect to Base Rate Loans and two and one-half percent (21/2%) per annum with respect to Eurodollar Loans and (b) after Facility B Loans have been repaid in full, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization Percentage as in effect from time to time:

       BORROWING BASE UTILIZATION PERCENTAGE             EURODOLLAR RATE                BASE RATE
       -------------------------------------             ---------------
       Less than or equal to 25%                            1.500%                               0.000%

       Greater than 25%,
       but less than or equal to 50%                        1.75%                                0.000%

       Greater than 50%,
       but less than or equal to 75%                        2.00%                                0.250%

       Greater than 75%
       but less than or equal to 90%                        2.250%                               0.500%

       Greater than 90%
       but less than or equal to 100%                       2.500%                               0.750%

and (ii) with respect to Facility B, (a) for the period up to and including March 1, 1999, three and one-fourth percent (3.25%) per annum with respect to Base Rate Loans and five percent (5%) per annum with respect to Eurodollar Loans and (b) thereafter, four and one-fourth percent (4.25%) per annum with respect to Base Rate Loans and six percent (6%) per annum with respect to Eurodollar Loans.

The Applicable Margin as provided herein shall apply effective December 1, 1998 for all outstandings on that date and thereafter.

Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization Percentage shall take effect at the time of such change in the Borrowing Base Utilization Percentage.

       "ASSIGNMENT" shall have the meaning assigned such term in Section
12.06(b).

       "AVERAGE HYDROCARBON PRICE" shall mean the average of the daily settlement prices on the near month contract on the New York Mercantile Exchange for Light Crude for a calendar quarter.

       "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

       "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

       "BORROWING BASE" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

       "BORROWER BASE LETTER" shall mean that certain letter agreement of even date herewith between the Borrower and the Agent, as the same may be amended from time to time.

       "BORROWING BASE UTILIZATION PERCENTAGE" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and the LC Exposure outstanding on such day, and the denominator of which is the Borrowing Base in effect on such day.

       "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "CLOSING DATE" shall mean December 1, 1998.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

       "COMMITMENT" shall mean for any Lender, its Facility A Commitment and/or its Facility B Commitment, as applicable.

       "CONSOLIDATED NET INCOME" shall mean with respect to the Guarantor and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Guarantor and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from the calculation of such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Guarantor or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Guarantor and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Guarantor or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with

GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

       "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (or for purposes of the definition of Tangible Net Worth and Interest Expense), the Guarantor (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower (or, as appropriate, the Guarantor) in accordance with GAAP.

       "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien (other than a Lien permitted by Section 9.02) on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (viii) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.20 and disclosed by Section 8.07(c); (ix) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (x) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; and (xi) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all obligations of such Person under Hedging Agreements.

       "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

       "DOLLARS" and "$" shall mean lawful money of the United States of America.

       "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted in determining Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization and other non-cash charges.

       "EFFECTIVE DATE" shall have the meaning assigned such term in Section 12.16.

       "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; PROVIDED, HOWEVER, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

       "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

       "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

       "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

       "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

       "EVENT OF DEFAULT" shall have the meaning assigned such term in
Section 10.01.

       "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 120 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto;
(v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), encroachments, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations (collectively called "Encumbrances") in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and Encumbrances, defects, irregularities, zoning restrictions and other title exceptions in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (including, without limitation, deposits of royalty payments in Wyoming banks as provided by Wyoming statutory law) incurred in the ordinary course of business; and (vii) Liens permitted by the Loan Documents.

       "EXISTING NOTES" shall mean the promissory notes issued and outstanding under the Prior Credit Agreement.

       "FACILITY A" shall mean the facility pursuant to Sections 2.01(a) and
(c).

       "FACILITY A COMMITMENT" shall mean, for any Lender, its obligation to
(i) make Loans up to the lesser of such Lender's Facility A Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and (ii) participate in the issuance of Letters of Credit as provided in
Section 2.01(b).

       "FACILITY A LOANS" shall mean Loans made pursuant to Section 2.01(a).

       "FACILITY A MAXIMUM CREDIT AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on ANNEX I under the caption "Facility A Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

       "FACILITY A NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-1.

       "FACILITY A TERMINATION DATE" shall mean the earlier to occur of (i) December 15, 2002 or (ii) the date that the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.

       "FACILITY B" shall mean the facility pursuant to Section 2.01(b).

       "FACILITY B COMMITMENT" shall mean, as to each Lender, its obligation to make a Facility B Loan in the amount set forth opposite such Lender's name under "Facility B Loans" on ANNEX I, as the same may be modified from time to time to reflect any assignment permitted by Section 12.06(b).

       "FACILITY B LOANS" shall mean the term loans made pursuant to Section 2.01(b).

       "FACILITY B NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-2.

       "FACILITY B MATURITY DATE" shall mean May 30, 1999.

       "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

       "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

       "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, except that, in the case of the Borrower and its Subsidiaries, the effects of income taxes shall be excluded.

       "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercise valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

       "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

       "GUARANTOR" shall mean Howell Corporation, a Delaware corporation and owner of 100% of all of the Borrower's capital stock.

       "GUARANTY AGREEMENT" shall mean an agreement executed by the Guarantor in form and substance satisfactory to the Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

       "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other similar exchange or protection agreements or any option with respect to any such transaction.

       "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

       "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

       "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

       "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower to the Agent, the Issuing Bank and/or the Lenders in connection with the Loan Documents and the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrower and any Lender and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the foregoing.

       "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
Section 12.03(a)(ii).

       "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

       "INTEREST EXPENSE" shall mean, for any period, the sum (determined on a consolidated basis in accordance with GAAP) of the aggregate amount of interest expense accruing during such period on Debt of the Guarantor and its Consolidated Subsidiaries, including the interest portion of payments under capitalized leases and any capitalized interest, but excluding amortization of debt discount and expense.

       "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such other period as may be requested by the Borrower and agreed to by the Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

       Notwithstanding the foregoing: (i) no Interest Period with respect to Facility A Loans may end after the Facility A Termination Date and no Interest Period with respect to Facility B Loans may end after the Facility B Maturity Date; (ii) no Interest Period for any Eurodollar Loan may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month (unless otherwise agreed to by the Lenders) and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

       "ISSUING BANK" shall mean BMO or any other Lender agreed to among the Borrower and the Agent to issue Letters of Credit.

       "LC COMMITMENT" at any time shall mean $5,000,000.

       "LC EXPOSURE" at any time shall mean the difference between (i) aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

       "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form attached hereto as Exhibit F or as otherwise agreed to by the Borrower and the Issuing Bank.

       "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to Section 2.01(c) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

       "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

       "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letters of Credit, the Letter of Credit Agreements, the Mortgages, the agreements or instruments described or referred to in EXHIBIT D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than assignments, participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

       "LOANS" shall mean the loans as provided for by Sections 2.01(a) and
(b).  "Loans" shall include the Facility A Loans and the Facility B Loans.

       "MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

       "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole to carry out their business in the normal course or meet their obligations under the Loan Documents on a timely basis.

       "MINERAL INTERESTS" shall mean those certain mineral interests purchased by the Borrower from the Federal Intermediate Credit Bank of Jackson effective as of August 1, 1993.

       "MINIMUM CAPITAL" shall mean the Subordinated Debt and/or equity required by Section 8.11.

       "MORTGAGES" shall mean (i) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated July 31, 1998 executed by the Borrower in favor of the Agent on behalf of the Lenders covering Oil and Gas Properties located in the states of Alabama, Louisiana, Montana and Wyoming, (ii) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated October 14, 1998 executed by the Borrower in favor of the Agent on behalf of the Lenders covering Oil and Gas Properties located in the states of Louisiana, Mississippi, Utah and Wyoming, (iii) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated October 20, 1998 executed by the Borrower in favor of the Agent on behalf of the Lenders covering Oil and Gas Properties located in the state of North Dakota and (iv) all other similar mortgages and deeds of trust executed by the Borrower in favor of the Agent with respect to its Oil and Gas Properties.

       "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Loan Documents.

       "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

       "NOTES" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The "Notes" shall include the Facility A Notes and the Facility B Notes. The Existing Notes shall continue to be issued and outstanding as Notes under this Agreement unless and until exchanged pursuant to the terms hereof.

       "OIL AND GAS PROPERTIES" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

       "OTHER TAXES" shall have the meaning assigned such term in Section
4.06(b).

       "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

       "PERCENTAGE SHARE" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on ANNEX I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

       "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

       "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

       "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document , a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a Eurodollar Loan, the "POST-DEFAULT RATE" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

       "PRIME RATE" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

       "PRINCIPAL OFFICE" shall mean the principal office of the Agent, presently located at 115 South LaSalle Street, Chicago, Illinois 60603.

       "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "QUARTERLY DATES" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1998; PROVIDED, HOWEVER, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

       "REARRANGEMENT" shall have the meaning assigned such term in Section
2.01.

       "REDETERMINATION DATE" shall have the meaning assigned such term in
Section 2.08(a).

       "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

       "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation
D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

       "REQUIRED LENDERS" shall mean, at any time while no Loans are outstanding, Lenders (one of which must be the Agent) having at least seventy-five percent (75%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders (one of which must be the Agent) holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

       "REQUIRED PAYMENT" shall have the meaning assigned such term in
Section 4.04.

       "RESERVE REPORT" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 (or such other date in the event of an unscheduled redetermination): the oil and gas reserves attributable to substantially all of the Borrower's proved Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time. Each Reserve Report shall be accompanied by such other information relating thereto as the Agent may reasonably request. The term "Reserve Report" shall also include the Reserve Report to be provided by the Borrower by September 1 of each year pursuant to Section 8.07(a).

       "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

       "SCHEDULED REDETERMINATION DATE" shall have the meaning assigned such term in Section 2.08(d).

       "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

       "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (E.G. a sole general partner controls a limited partnership). Unless otherwise indicated herein, each reference to the term Special Entity shall mean a Special Entity of the Borrower.

       "SUBORDINATED DEBT" shall mean any Debt of the Borrower expressly subordinated to the Indebtedness pursuant to agreements in form and substance satisfactory to the Lenders.

       "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by a Person or one or more of its Subsidiaries or by a Person and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

       "TANGIBLE NET WORTH" shall mean, as at any date, the sum of the following for the Guarantor and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

       (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Guarantor, PLUS

       (ii) the retained earnings (or, in the case of retained earnings deficit, MINUS the amount of such deficit), MINUS

       (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Guarantor and its Consolidated Subsidiaries which should be classified as intangibles in accordance with GAAP (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to September 30, 1997; but excluding any item classified as "oil and gas properties" utilizing the full cost method of accounting as shown on the Guarantor's balance sheet.

       "TAXES" shall have the meaning assigned such term in Section 4.06(a).

       "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

       "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

               Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                      ARTICLE II

                                     COMMITMENTS

               Section 2.01 LOANS AND LETTERS OF CREDIT. All Loans outstanding under the Prior Credit Agreement on the Closing Date shall be continued as the same type of Loan hereunder and with the same Interest Periods. The Lenders and the Borrower agree to rearrange and restate the Prior Credit Agreement as herein provided (the "Rearrangement"). The Rearrangement (including future Facility A Loans under the Aggregate Facility A Commitments) shall be evidenced by the Notes.

               (a) FACILITY A LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Facility A Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Facility A Commitment as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Facility A Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Facility A Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

               (b) FACILITY B LOANS. The Lenders have made a term loan in the aggregate principal amount of the Aggregate Facility B Commitments under the Prior Credit Agreement. Such Loan does and shall continue as the Facility B Loan hereunder and shall be subject to all of the terms and provisions hereof. Any repayments of the Facility B Loans are not available to be redrawn.

               (c) LETTERS OF CREDIT. During the period from and including the Closing Date to, but excluding, the Facility A Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Facility A Commitments, as then in effect, minus the aggregate principal amount of all Facility A Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank,
       (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower and (iv) expire not later than the earlier of (x) fourteen (14) months from the date of issuance and (y) the Facility A Termination Date.

               (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than eight
       (8) Eurodollar Loans may be outstanding at any time.

               (e) OVERALL LIMITATION IN AGGREGATE OF FACILITY A LOANS AND FACILITY B LOANS. Notwithstanding anything to the contrary herein, the aggregate of all Facility A Loans and Facility B Loans at any one time outstanding shall not exceed $150,000,000.

               Section 2.02 BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT.

               (a) BORROWINGS. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

               (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Facility A Commitments, if less, or any whole multiple of $500,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

               (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of EXHIBIT B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion; provided, however, for Base Rate Loans Borrower may request a same day advance of up to $10,000,000 if the request is received by the Agent not later than 9:00 a.m. on such day. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice for a borrowing, continuation or conversion, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

               (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in
       Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

               (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

               (f) ADVANCES. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

               (g) LETTERS OF CREDIT. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance, and at least three (3) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form and type of the Letter of Credit and (vi) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

               In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

               The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

               Section 2.03  CHANGES OF COMMITMENTS.

               (a) The Aggregate Facility A Commitments shall at all times be equal to the lesser of (i) the Aggregate Facility A Maximum Credit Amounts after adjustments resulting from reductions pursuant to
       Section 2.03(b) or (ii) the Borrowing Base as determined from time to time.

               (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Facility A Maximum Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

               (c) The Aggregate Facility A Maximum Credit Amounts once terminated or reduced may not be reinstated.

               Section 2.04  FEES.

               (a) COMMITMENT FEE. The Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily average unused amount of the Aggregate Facility A Commitments for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Facility A Commitments are terminated or the Facility A Termination Date at a rate of 0.375% per annum so long as Facility B Loans are outstanding and after the Facility B Loans have been paid in full at a rate per annum set forth at the appropriate intersection in the table shown below based upon the Borrowing Base Utilization Percentage as in effect from time to time:

       BORROWING BASE UTILIZATION PERCENTAGE        COMMITMENT FEE
       -------------------------------------        --------------
       Less than or equal to 25%                          .25%

       Greater than 25%
       but less than or equal to 75%                      .30%

       Greater than 75%                                   .375%

       Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Facility A Commitments are terminated or the Facility A Termination Date.

               (b)    LETTER OF CREDIT FEES.

                      (i) The Borrower agrees to pay the Agent, for the account of the Lenders, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, provided that each Letter of Credit shall bear a minimum commission of $500. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                      (ii) The Borrower agrees to pay the Issuing Bank, for its own account, an issuing fee for issuing Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of .10% per annum, payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

               (c) On March 1, 1999, the Borrower agrees to pay to the Agent, for the account of the Lenders, a one-time fee of three percent (3%) on the then outstanding principal of Facility B Loans unless the Borrower has prepaid the principal balance outstanding on the Facility B Loans by $12,000,000 on or before that date.

               Section 2.05 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

               Section 2.06 NOTES. The Facility A Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-1, dated (i) for the Existing Notes, the date stated thereon or (ii) the effective date of an Assignment pursuant to
Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Facility A Maximum Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The Facility B Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-2, dated (i) for the Existing Notes, the Date stated thereon or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender and otherwise duly completed.

The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

               Section 2.07  PREPAYMENTS.

               (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same conditions as for Base Rate Loans (except that prior notice to the Agent shall be not less than three (3) Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

               (b)    MANDATORY PREPAYMENTS.

                      (i) If, after giving effect to any termination or reduction of the Aggregate Facility A Maximum Credit Amounts pursuant to
       Section 2.03(b), the outstanding aggregate principal amount of the Facility A Loans plus the LC Exposure exceeds the Aggregate Facility A Maximum Credit Amounts, the Borrower shall (i) prepay the Facility A Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Facility A Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

                      (ii) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Facility A Loans plus the LC Exposure, then the Borrower shall within thirty (30) days of receipt of written notice thereof: (i) prepay the Facility A Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if a Borrowing Base deficiency remains after prepaying all of the Facility A Loans because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b).

                      (iii)   From the net proceeds hereafter raised pursuant to
       Section 8.11 or Section 9.15(iv) and (v), the Loans shall be prepaid as follows:

                              (a) the Facility A Notes shall be repaid and the Borrowing Base reduced by the amount which the Majority Lenders determine in their sole discretion to be the value such sold assets should then carry for Borrowing Base purposes or, if applicable, by the Borrowing Base impact determined by the Majority Lenders in their sole discretion of subordinated interest carry;

                              (b) the Facility B Notes shall be repaid with the remaining proceeds; and

                              (c) if the Facility B Notes have been paid in full and a Default exists hereunder, the entire proceeds shall be applied to the Facility A Notes and the Borrowing Base reduced by the amount of such payment.

               (c)    GENERALLY.  Prepayments permitted or required under this
       Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Facility A Loans may be reborrowed subject to the then effective Aggregate Facility A Commitments. Any prepayments on the Facility B Loans may not be reborrowed and shall be applied to installments on the Facility B Notes in the inverse order of maturity.

               Section 2.08  BORROWING BASE.

               (a) During the period from and after the Closing Date until the first redetermination pursuant to Section 2.08(d) or adjustment pursuant to Section 8.08(c), the amount of the Borrowing Base shall be as defined in Borrowing Base Letter. The Borrowing Base shall be redetermined in accordance with Section 2.08(b) by the Agent with the concurrence of the Required Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "REDETERMINATION DATE" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect or any LC Exposure or Facility A Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base.

               (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as from time to time may be reasonably requested by the Agent, the Agent will redetermine the Borrowing Base. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The oil and gas reserves and related assets shall include proved developed producing reserves, proved developed non-producing reserves, proved undeveloped reserves and related processing and gathering assets. The Agent shall propose to the Lenders a new Borrowing Base no less than 20 days before the Scheduled Redetermination Date. After having received notice of such proposal by the Agent, the Required Lenders shall have 10 Business Days to agree or disagree with such proposal. If at the end of the 10 Business Days, any Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If the Required Lenders have not approved within 10 Business Days, the Required Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

               (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not assignable, or such Property is not Mortgaged Property (if required pursuant to Section 8.09). Although the Agent may exclude any Property from the Borrowing Base to the extent title thereto is not reasonably satisfactory, it is understood that the Borrower is only required to furnish title information with respect to 80% of the value of its Oil and Gas Properties covered by the subject Reserve Report(s).

               (d) So long as any of the Commitments are in effect and until payment in full of all Facility A Loans hereunder and termination of all outstanding Letters of Credit, on or around the first Business Day of each May 1 and November 1, commencing May 1, 1999 (each being a "SCHEDULED REDETERMINATION DATE"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, beginning May 1, 1999 the Required Lenders and/or the Borrower may each initiate one additional redetermination of the Borrowing Base during any consecutive twelve (12) month period by specifying in writing the date on which such redetermination is to occur. In addition, upon issuance of Subordinated Debt permitted pursuant to Section 9.01(g) hereof the Borrowing Base shall be redetermined to give weight to the interest carry on such Subordinated Debt as provided in the Borrowing Base Letter.

               (e) The Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

               Section 2.09 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary.
In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

               Section 2.10  OBLIGATION TO REIMBURSE AND TO PREPAY.

               (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and
       (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Loan Documents;
       (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Loan Documents;
       (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Loan Documents, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

       Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit in accordance with the terms thereof.

               (b) In the event the principal amount then outstanding on and the accrued interest on the Loans has been accelerated pursuant to
       Section 10.02 or in the event of a payment or prepayment pursuant to
       Section 2.07(b), an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)), shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

               (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this
       Section 2.10.

               (d) Notwithstanding anything to the contrary contained herein, if no Event of Default has occurred and is continuing and subject to availability under Section 2.01(a), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one
(1) Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Facility A Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation.
If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Facility A Loan would cause the aggregate amount of all Facility A Loans outstanding to exceed the Aggregate Facility A Commitments (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Facility A Loan, but instead shall accrue interest as provided in Section 2.10(a).

       Section 2.11 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                  ARTICLE III

                        PAYMENTS OF PRINCIPAL AND INTEREST

               Section 3.01  REPAYMENT OF LOANS.

       (a) FACILITY A LOANS. In addition to any Mandatory Prepayments required by Section 2.07, on the Facility A Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Facility A Notes.

       (b) FACILITY B LOANS. On the Facility B Maturity Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Facility B Notes.

       (c) GENERALLY. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01.

               Section 3.02  INTEREST.

               (a) INTEREST RATES. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                      (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                      (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

               (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

               (c) DUE DATES. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

               (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

               Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

               Section 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under
Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Section 2.04(a) and Section 2.04(b) shall be made for the account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Facility A Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for the account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

               Section 4.03 COMPUTATIONS. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

               Section 4.04 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

               Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.

               (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

               Section 4.06  TAXES.

               (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

               (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Loan Documents (hereinafter referred to as "OTHER TAXES").

               (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT

       LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF
       OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY
       (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

               (d)    LENDER REPRESENTATIONS.

                      (i) Each Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either
               (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section

               4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                      (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
               Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; PROVIDED, HOWEVER, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                      (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


                                   ARTICLE V

                                CAPITAL ADEQUACY

               Section 5.01  ADDITIONAL COSTS.

               (a) EURODOLLAR REGULATIONS, ETC. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:
       (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (b) REGULATORY CHANGE. Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change arising after the Closing Date affecting
       (A) any Lender, (B) the Eurodollar interbank market or (C) such Lender's position in such market), the Eurodollar Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, if such Lender so elects, by notice to the Borrower and the Agent, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of its Commitment, its Note, or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Regulatory Change. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

               (d)    COMPENSATION PROCEDURE.  Any Lender notifying the
       Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this
       Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis and provided such compensation procedure is on a basis similar to the basis upon which such Lender is charging other similarly situated borrowers. Any request for additional compensation under this Section
       5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d). No Lender shall be entitled to recover costs under this Section 5.01 incurred or accrued more than 180 days prior to the notice described in this Section 5.01(d).

               Section 5.02 LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

               (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (ii)   the Majority Lenders determine (which
       determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

               Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

               Section 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or

Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

               Section 5.05 COMPENSATION. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss (excluding loss of anticipated profits), cost, expense or liability which such Lender determines are attributable to:

               (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

               (ii)   any failure by the Borrower for any reason
       (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

               Section 5.06  REPLACEMENT LENDERS.

               (a) If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the "TERMINATED LENDER") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

               (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or
       (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; PROVIDED, HOWEVER, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and
       (ii) above equal the Commitment of the Terminated Lender.

               (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

               (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of
       Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

               Section 6.01  REARRANGEMENT.

               The obligation of the Lenders to make the Rearrangement is subject to the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

               (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) a certification that the articles or certificate of incorporation and bylaws of the Borrower have not been amended or modified since December 17, 1997. The Agent and the Lenders may conclusively rely on such certificates until the Agent receives notice in writing from the Borrower to the contrary.

               (b) A certificate of the Secretary or an Assistant Secretary of the Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Guarantor (y) who are authorized to sign the Loan Documents to which Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) a certification that the articles or certificate of incorporation and bylaws of the Guarantor have not been amended or modified since December 17, 1997. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Guarantor to the contrary.

               (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Guarantor.

               (d) A compliance certificate which shall be substantially in the form of EXHIBIT C, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

               (e)    The Notes, duly completed and executed.

               (f) The other Loan Documents, including those described on EXHIBIT D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

               (g) Opinion of Borrower's and the Guarantor's General Counsel, in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request.

               (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
       Section 7.19.

               (i) A written hedging strategy acceptable to the Lenders which includes target floor prices for Hydrocarbons to be produced from the Borrower's Oil and Gas Properties.

               (j) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

               Section 6.02 INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

       (a) no Default shall have occurred and be continuing;

       (b) no Material Adverse Effect shall have occurred and be continuing;
and

       (c) the representations and warranties made by the Borrower in Article VII and in the Loan Documents shall be true in all material respects on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

       Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

               Section 6.03 CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

               Section 6.04 NO WAIVER. No waiver of any condition precedent shall preclude the Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                   ARTICLE VII

                          REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

               Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each Subsidiary: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation if, in the case of Subsidiaries, the failure to be so organized, existing and in good standing would have a Material Adverse Effect; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary in all material respects to own its assets and carry on its business as now being or as proposed to be conducted; and
(iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

               Section 7.02 FINANCIAL CONDITION. The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statement of income, of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1998 and the related consolidated statement of income, of the Borrower and its Consolidated Subsidiaries for the nine month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine month period on said dates, all in accordance with GAAP (except that the financial statements of the Borrower need not contain footnotes or provisions for income taxes), as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in
SCHEDULE 7.02. Other than the change in the general market price of oil and gas, since December 31, 1997, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any material Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

               Section 7.03 LITIGATION. Except as disclosed to the Lenders in SCHEDULE 7.03 hereto, at the Closing Date there is no material litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against the Borrower or any Subsidiary which involves the reasonable possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles).

               Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

               Section 7.05 AUTHORITY. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, has been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting creditor's rights and general principals of equity.

               Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Loan Documents as required by this Agreement and except in the case of performance (i) those matters customarily done after execution and (ii) those matters required in raising the Minimum Capital.

               Section 7.07 USE OF LOANS. The proceeds of the Loans shall be used to finance the Amoco Acquisition, refinance existing bank debt and for working capital and general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

               Section 7.08  ERISA.

               (a) No act, omission or transaction has occurred with respect to any Plan which would have a Material Adverse Effect.

               (b) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred that would have a Material Adverse Effect.

               (c) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

               (d) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

               (e) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

               (f) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

               (g) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

               Section 7.09 TAXES. Except as set out in SCHEDULE 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No material tax lien (other than any Excepted Lien) has been filed and, to the knowledge of the Borrower, no material claim is being asserted with respect to any such tax, fee or other charge.

               Section 7.10  TITLES, ETC.

               (a) Except as set out in SCHEDULE 7.10, each of the Borrower and its material Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in SCHEDULE 7.10, after giving full effect to the Excepted Liens, the Borrower (i) owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report and (ii) the Borrower owns the net interests in production in the Amoco Properties set forth in the Reserve Reports and such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property reflected in the Reserve Reports. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

               (b) All material leases and material agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

               (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business with respect to the Amoco Properties acquired by the Borrower in all material respects in the same manner as its business has been conducted prior to the Closing Date.

               (d) All of the assets and Properties of the Borrower and its material Subsidiaries which are reasonably necessary for the operation of its business are in good working condition in all material respects and are maintained in all material respects in accordance with prudent business standards.

               Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. It is understood that any financial or other future projections included in any such information are based upon Borrower's best available information and reasonable opinion and no warranty is hereby given with respect to such projections. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can reasonably foresee as of the date hereof) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

               Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               Section 7.14 SUBSIDIARIES. Except as set forth on SCHEDULE 7.14, the Borrower has no Subsidiaries.

               Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on SCHEDULE 7.14.

               Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

               Section 7.17 ENVIRONMENTAL MATTERS. Except (i) as provided in SCHEDULE 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

               (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

               (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

               (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

               (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with

       Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

               (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

               (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

               (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

               Section 7.18 COMPLIANCE WITH THE LAW. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Borrower's Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Borrower's Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property of the Borrower is subject to having allowable production materially reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Borrower's Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the

Borrower's Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

               Section 7.19 INSURANCE. SCHEDULE 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums that are due with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient, in all material respects, for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.19 without the payment of additional premiums except those which are not yet due; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

               Section 7.20 HEDGING AGREEMENTS. SCHEDULE 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

               Section 7.21 RESTRICTION ON LIENS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the other Loan Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties other than those permitted by Section 9.19 hereof.

               Section 7.22 MATERIAL AGREEMENTS. Set forth on SCHEDULE 7.22 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt as defined in clauses (i), (ii), (iv), (v), (vi), (vii) and (xii) of the definition thereof of the Borrower or any of its Subsidiaries, and all obligations in effect on the Closing Date of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for the account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans and LC Exposure hereunder and all interest thereon:

               Section 8.01 REPORTING REQUIREMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

               (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Guarantor and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception.

               (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Guarantor, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Guarantor and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

               (c) NOTICE OF DEFAULT, ETC. Promptly after the Borrower knows that any Default (other than with respect to Section 8.01) or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

               (d) OTHER ACCOUNTING REPORTS. Promptly upon receipt thereof, a copy of each interim or special audit made by Guarantor's or the Borrower's independent accountants of the books of the Guarantor, Borrower and their Subsidiaries.

               (e) SEC FILINGS, ETC. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by Guarantor to stockholders generally and each regular or periodic report and any final registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Guarantor in connection therewith from any securities exchange or the SEC or any successor agency.

               (f) NOTICES UNDER OTHER LOAN AGREEMENTS. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

               (g) OTHER MATTERS. From time to time such other information regarding the business, affairs or financial condition of the Guarantor, the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan) as any Lender or the Agent may reasonably request.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of EXHIBIT C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13 and 9.14 as of the end of the respective fiscal quarter or fiscal year.

               Section 8.02 LITIGATION. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority involving the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any material litigation or material proceeding against the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $2,000,000.

               Section 8.03  MAINTENANCE, ETC.

               (a) GENERALLY. The Borrower shall preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made in accordance with GAAP of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

               (b) PROOF OF INSURANCE. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

               (c) OPERATION OF PROPERTIES. The Borrower will and will cause each Subsidiary to operate, in all material respects, its Properties or cause such Properties to be operated, in all material respects, in a careful and efficient manner in accordance with the practices of the industry and in compliance, in all material respects, with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

               (d) OIL AND GAS PROPERTIES. The Borrower will and will cause each Subsidiary to, at its own expense, maintain, preserve, protect and keep all its material Oil and Gas Properties in good repair, working order and condition in all material respects, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in all material respects, all in accordance with approved practices of prudent operators and standards prevailing in the oil and gas industry and within limits imposed by joint operating agreements.

               Section 8.04  ENVIRONMENTAL MATTERS.

               (a) ESTABLISHMENT OF PROCEDURES. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material

       Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

               (b) NOTICE OF ACTION. The Borrower will promptly notify the Agent and the Lenders in writing of any material threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

               Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the other Loan Documents. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Loan Documents, or to state more fully the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

               Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, at the time or times and in the manner specified.

               Section 8.07  RESERVE REPORTS.

               (a) Not less than 60 days prior to each Scheduled Redetermination Date, the Borrower shall furnish to the Agent and the Lenders a Reserve Report. The March 1 Reserve Report of each year shall be as of January 1 of such year and prepared by or under the supervision of, the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate (in accordance with customary prudent industry standards). The March 1 Reserve Report shall be audited by Ryder Scott, or such other independent petroleum engineering firm as the Required Lenders may approve, who shall furnish a written audit statement with respect thereto. The September 1 Reserve Report of each year shall be as of July 1 of such year and prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate (in accordance with customary prudent industry standards) and to have been prepared, in all material respects, in accordance with the procedures used in the immediately proceeding March 1 Reserve Report.

               (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared, in all material respects, in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Required Lenders or the Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of" date as required by the Required Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Agent.

               (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,
       (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties and (vii) 80% of all of the Oil and Gas Properties evaluated by such Reserve Report will be Mortgaged Property.

               Section 8.08  TITLE AND MORTGAGE INFORMATION.

               (a) DELIVERY. On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Agent shall have received together with title information and Liens previously delivered to the Agent, satisfactory title information on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated by such Reserve Report.

               (b) CURE OF TITLE DEFECTS. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens, covering Mortgaged Properties of an equivalent value, within 45 days after a request by the Agent or the Lenders to cure such defects or exceptions.

               (c) FAILURE TO CURE TITLE DEFECTS. If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured or the Borrower does not comply with the requirement to provide acceptable title information covering eighty percent (80%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Oil and Gas Property after the time period in Section 8.08(b) has elapsed, such unacceptable Oil and Gas Property shall not count towards the eighty percent (80%) requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on eighty percent (80%) of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

               Section 8.09   ADDITIONAL MORTGAGES.

               (a) The Borrower will grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's interest in those Oil and Gas Properties listed on Schedule 8.09 in sufficient time to permit appropriate filing by January 31, 1999. The Borrower will grant to the Agent first-priority Lien interests (subject only to Excepted Liens) on its interest on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated by the most recent Reserve Report. Such Liens will be created and perfected by and in accordance with the provisions of the Mortgages, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

               (b) Concurrently with the granting of the Lien or other action referred to in Section 8.09(a) above, the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Borrower's interests in such assets.

               (c) Promptly after the filing of any new Loan Document pursuant to clause (a) above in any state, upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that such Loan Document is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

               Section 8.10 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) immediately upon becoming aware of the occurrence of any ERISA Event or breach or violation of or default by the Borrower or any Subsidiary under any Plan which, individually or in the aggregate, would have a Material Adverse Effect, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

               Section 8.11 MINIMUM CAPITAL. By May 30, 1999, the Borrower shall raise not less than $30,000,000 from:

                 (i) distributions or receipts from Genesis Energy, L.L.C. or any of its subsidiaries or affiliates;

                (ii) receipts from a production payment and/or other payments from Lodestar Logistics Corporation or any of its subsidiaries or affiliates;

               (iii) asset sales to the extent the net proceeds from such sales exceed the Borrowing Base value of such assets;

                (iv) other non-operating sources not included in the Borrowing Base as approved by the Agent; and

                 (v)  Subordinated Debt and/or equity.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans and LC Exposure hereunder and all interest thereon without the prior written consent of the Majority Lenders:

               Section 9.01 DEBT. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except the following (including the interest, fees and charges in connection therewith):

               (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

               (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in SCHEDULE 9.01, and any renewals or extensions (but not increases) thereof;

               (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 120 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

               (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $5,000,000;

               (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of Oil and Gas Properties;

               (f) Debt of the Borrower under Hedging Agreements the notional amounts on which do not exceed 95% of Borrower's anticipated oil and/or gas production to be produced during the term of such Hedging Agreements and which are entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations;

               (g) the Subordinated Debt not to exceed $150,000,000 of principal outstanding at any time;

               (h) to the extent Subordinated Debt permitted by (g) above is evidenced by Borrower's guarantee of indebtedness of Guarantor, intercompany Subordinated Debt of the Borrower to Guarantor pursuant to which the proceeds of such Guarantor indebtedness have been advanced to the Borrower;

               (i)    Debt permitted by Section 9.03(g);

               (j) Debt evidenced by interest rate Hedging Agreements entered into by the Borrower in the normal course of business and not for speculative purposes; and

               (k) intercompany Subordinated Debt evidenced by advances from Guarantor to the Borrower from time to time in the normal course of business; and

               (l) Debt not included within clauses (a) through (k) above not to exceed $5,000,000 at any time outstanding.

               Section 9.02 LIENS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

               (a)    Liens securing the payment of any Indebtedness;

               (b)    Excepted Liens;

               (c) Liens securing leases allowed under Section 9.01(d), but only on the Property under lease;

               (d)    Liens arising under leases permitted under Section 9.07.

               (e)    Liens disclosed on SCHEDULE 9.02;

               (f) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(e); and

               (g) Liens not included within clauses (a) through (f) above securing Debt permitted under Section 9.01 not to exceed $2,500,000.

               Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

               (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in SCHEDULE 9.03;

               (b) accounts receivable arising in the ordinary course of business;

               (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

               (d) commercial paper maturing within one year from the date of creation thereof rated in investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

               (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

               (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

               (g) investments, loans or advances made by the Borrower in or to the Guarantor or any of its Subsidiaries, not to exceed at any one time outstanding $1,000,000 in the aggregate;

               (h) other investments, loans or advances not to exceed $1,000,000 in the aggregate at any time;

               (i) sums required in the normal course of business to be placed in escrow for the payment of royalties on Borrowers or Subsidiaries oil and gas production; and

               (j) loans to Guarantor in lieu of and for the same purposes as dividends and other distributions to the extent permitted by Section
       9.04 below.

               Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders except (so long as no Default has occurred and is continuing) as follows:

               (a) cash dividends to the extent necessary (i) to permit Guarantor to pay regular installments of interest from time to time owing on Subordinated Debt not to exceed $150,000,000 in principal amount to the extent the net proceeds thereof have been advanced to the Borrower and (ii) to cover Guarantor's reasonable on-going operating expenses as a holding company; and

               (b) cash dividends to the extent necessary for Guarantor to continue to pay regular dividends on its preferred and common stock at historical levels.

               Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

               Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

               Section 9.07 LIMITATION ON LEASES. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $2,000,000 in any period of twelve consecutive calendar months during the life of such leases.

               Section 9.08 MERGERS, ETC. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, provided, however, any Subsidiary of the Borrower may merge into the Borrower provided the Borrower is the surviving entity and no Default exists or will be created thereby.

               Section 9.09 PROCEEDS OF NOTES; LETTERS OF CREDIT. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

               Section 9.10 ERISA COMPLIANCE. The Borrower will not at any time:

               (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code which individually or in the aggregate could reasonably have a Material Adverse Effect;

               (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC which individually or in the aggregate could reasonably have a Material Adverse Effect;

               (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

               (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which individually or in the aggregate could reasonably have a Material Adverse Effect;

               (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount which could reasonably have a Material Adverse Effect. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

               (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

               (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or
       (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

               (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA which individually or in the aggregate could reasonably have a Material Adverse Effect;

               (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

               (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

               Section 9.11 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

               Section 9.12  [INTENTIONALLY OMITTED]

               Section 9.13  [INTENTIONALLY OMITTED]

               Section 9.14  [INTENTIONALLY OMITTED]

               Section 9.15 SALE OF OIL AND GAS PROPERTIES. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage (including undeveloped horizons) and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use, (iv) the sale of the Mineral Interests and
(v) between any two Scheduled Redeterminations, sales in the ordinary course of business of Oil and Gas Properties which shall not exceed $15,000,000 in the aggregate, PROVIDED THAT the proceeds of such sales are applied to the extent required by Section 2.07(b)(iii).

               Section 9.16 ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

               Section 9.17 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise not prohibited under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

               Section 9.18 SUBSIDIARIES. The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary, except to the Borrower or the Guarantor and except in compliance with Section 9.03.

               Section 9.19 NEGATIVE PLEDGE AGREEMENTS AND SUBSIDIARY DIVIDENDS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or otherwise restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith. Restrictions in a partnership, joint venture or other contract prohibiting Liens on a Person's interest therein and restrictions in contracts (including Liens permitted under Section 9.02) covering Property of deminimus value are not prohibited by this Section 9.19.

               Section 9.20 PAYMENTS ON CERTAIN DEBT TO GUARANTOR. The Borrower will not make any payments on the $53,021,715.00 indebtedness payable to Guarantor described in Schedule 9.01 hereof except for payments thereon which are in lieu of and for the same purposes as dividends and other distributions to the extent permitted by Section 9.04 above.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

               Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

               (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Loan Documents and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three (3) Business Days; or

               (b) the Borrower or any Subsidiary or Guarantor shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $5,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

               (c) any representation, warranty or certification made or deemed made herein or in any Loan Documents by the Borrower or any Subsidiary or the Guarantor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Loan Documents, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than all Sections under Article VIII except Sections 8.08(a), 8.09 and 8.12; or the Borrower shall default in the performance of any of its obligations under Article VIII except Sections 8.08(a), 8.09 and 8.12 or any Loan Documents (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

               (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

               (h) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

               (j) the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management; or

               (k) Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) or if any provision of the Guaranty Agreement shall for any reason cease to be valid and binding on Guarantor or if Guarantor shall so state in writing or if Guarantor defaults in Sections 5.3, 5.4, 5.5 or any other covenant or term of the Guaranty Agreement; or

               (l) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h).

               Section 10.02  REMEDIES.

               (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses
       (k) or (l) to the extent they relate to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses
       (k) or (l) to the extent they relate to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                    THE AGENT

               Section 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. The Lenders and the Borrower agree that the Syndication Agent and the Documentation Agent shall have no duties or obligations in their respective capacities.

               Section 11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

               Section 11.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default."

In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

               Section 11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, BMO (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. BMO (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and BMO and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

               Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT
OF: (I) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

               Section 11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

               Section 11.07 ACTION BY AGENT. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the other Loan Documents or applicable law.

               Section 11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent subject to the approval of the Borrower, which approval may not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section
12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

               Section 12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               Section 12.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

               Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC.

               (a)    The Borrower agrees:

               (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any other Loan Documents, including without limitation, all costs and expenses of foreclosure;

               (ii) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES,

       AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT,
       (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS,
       (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENTS OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER [OR ANY GUARANTOR] SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),
       (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS TO THE EXTENT ARISING BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

               (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY,
       (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN

       CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

               (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

               (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

               (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT HAS OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

               (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

               (f)    The Borrower shall pay any amounts due under this Section
       12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

               Section 12.04 AMENDMENTS, ETC. Any provision of this Agreement or any other Loan Documents may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that
(i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Facility A Maximum Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Facility A Maximum Credit Amount or the Facility B Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

               Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.

               (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

               (b) Any Lender may, upon the written consent of the Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of EXHIBIT E (an "ASSIGNMENT"); PROVIDED, HOWEVER, that (i) any such assignment shall be in the amount of at least $10,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this
       Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new ANNEX I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

               (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this
       Section 12.06(c) to any Person, PROVIDED that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

               (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of
       Section 12.15.

               (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

               (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

               Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Documents.

               Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               Section 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

               Section 12.10  SURVIVAL. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

               Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

               (c) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

               (d) THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

               Section 12.14 INTEREST. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time
(i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this
Section 12.14.  To the extent that Article 5069-1.04 of the Texas Revised
Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

               Section 12.15 CONFIDENTIALITY. In the event that the Borrower provides to the Agent or the Lenders written confidential information belonging to the Borrower or Guarantor or any Subsidiary thereof (hereinafter called the "Subject Entities"), the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to any Subject Entity, (iii) are previously known by the Agent or the Lenders from some source other than any Subject Entity, (iv) are hereafter developed by the Agent or the Lenders without using the Subject Entities' information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Subject Entities with respect to such information or through any other means other than through disclosure by the Subject Entities, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may in connection with its duties and rights under the Loan Documents disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; PROVIDED, HOWEVER, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.

               Section 12.16 EFFECTIVENESS. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

               Section 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

               The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                          HOWELL PETROLEUM CORPORATION



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:
Address for Notices:

                                       1500 Howell Building
                                       1111 Fannin
                                       Houston, Texas  77002-6923
                                       Telecopier No.: (713) 658-4007
                                       Telephone No.:  (713) 658-4008

LENDER AND AGENT:                      BANK OF MONTREAL

                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:


                                       Lending Office for Base Rate Loans
                                       and Eurodollar Loans:

                                       115 South LaSalle
                                       Chicago, Illinois 60603
                                       Address for Notices:

                                       115 South LaSalle
                                       Chicago, Illinois  60603

                                       Telecopier No.: 312/750-6061
                                       Telephone No.:  312/750-4326
                                       Attention:  Farid Ali

                                       With copy to:

                                       Robert L. Roberts
                                       Director, U.S. Corporate Banking
                                       Bank of Montreal
                                       700 Louisiana, Suite 4400
                                       Houston, Texas 77002
                                       Telecopier: (713) 546-4007
                                       Telephone:  (713) 546-9754

LENDER AND
SYNDICATION AGENT:                     NATIONSBANK, N.A.



                                       By:
                                          ------------------------------------
                                       Name:  Paul Squires
                                       Title: Senior Vice President

                                       Lending Office for Base Rate Loans
                                       and Eurodollar Loans:

                                       ---------------------------------------
                                       ---------------------------------------

                                       Address for Notices:

                                       P.O. Box 2518
                                       Houston, Texas  77252-2518

                                       Telephone No.:  (713) 247-6952
                                       Telecopier No.: (713) 247-6568
                                       Attention: Paul Squires

LENDER AND
DOCUMENTATION AGENT:                   UNION BANK OF CALIFORNIA, N.A.



                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                       Lending Office for Base Rate Loans
                                       and Eurodollar Loans and Address
                                       for Notices:

                                       Energy Capital Services
                                       445 S. Figueroa Street, 15th Floor
                                       Los Angeles, CA  90071

                                       Telecopier No.: (213) 236-4096
                                       Telephone No.:  (213) 236-5130
                                       Attention:      Yolande C. Hollis

                                       With a copy to:

                                       Energy Capital Services - Petroleum
                                       500 N. Akard, Suite 4200
                                       Dallas, Texas 75201

                                       Telecopier No.: (214) 922-4208
                                       Telephone No.:  (214) 922-4200
                                       Attention:      Gary Shekerjian

                                       ANNEX 1

                      LIST OF FACILITY A MAXIMUM CREDIT AMOUNTS
                      -----------------------------------------

                                                                  Facility A
 Name Of Lender                      Percentage Share        Maximum Credit Amount
 --------------                      ----------------        ---------------------
Bank of Montreal                           60%                    $ 78,000,000

NationsBank, N.A.                          20%                    $ 26,000,000

Union Bank of California, N.A.             20%                    $ 26,000,000


                                  TOTAL   100%                    $130,000,000


                              LIST OF FACILITY B COMMITMENTS
                              ------------------------------
                                                                  Facility B
 Name of Lender                      Percentage Share             Commitments
 --------------                      ----------------             -----------

Bank of Montreal                           60%                    $18,000,000

NationsBank, N.A.                          20%                    $ 6,000,000

Union Bank of California, N.A.             20%                    $ 6,000,000


                                  TOTAL   100%                    $30,000,000

                                     EXHIBIT A-1

                               FORM OF FACILITY A NOTE

$_____________________________                        ___________________, 199__


       FOR VALUE RECEIVED, HOWELL PETROLEUM CORPORATION, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of BANK OF MONTREAL (the "AGENT"), at 115 LaSalle Street, Chicago, Illinois 60603, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Facility A Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Facility A Loan, at such office, in like money and funds, for the period commencing on the date of such Facility A Loan until such Facility A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The date, amount, Type, interest rate, Interest Period and maturity of each Facility A Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Facility A Note, shall be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

       This Facility A Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 1, 1998 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences Facility A Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Facility A Note have the respective meanings assigned to them in the Credit Agreement.

       This Facility A Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Facility A Note upon the occurrence of certain events, for prepayments of Facility A Loans upon the terms and conditions specified therein and other provisions relevant to this Facility A Note.

       THIS FACILITY A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                       HOWELL PETROLEUM CORPORATION



                                       By:
                                       Name:
                                       Title:

                                     EXHIBIT A-2

                               FORM OF FACILITY B NOTE

$_____________________________                        ___________________, 199__

       FOR VALUE RECEIVED, HOWELL PETROLEUM CORPORATION, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of __________________________ (the "LENDER"), at the Principal Office of BANK OF MONTREAL (the "AGENT"), at 115 LaSalle Street, Chicago, Illinois 60603, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Facility B Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Facility B Loan, at such office, in like money and funds, for the period commencing on the date of such Facility B Loan until such Facility B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The date, amount, Type, interest rate, Interest Period and maturity of each Facility B Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Facility B Note, shall be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

       This Facility B Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 17, 1997 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences Facility B Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Facility B Note have the respective meanings assigned to them in the Credit Agreement.

       This Facility B Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Facility B Note upon the occurrence of certain events, for prepayments of Facility B Loans upon the terms and conditions specified therein and other provisions relevant to this Facility B Note.

       THIS FACILITY B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                       HOWELL PETROLEUM CORPORATION


                                       By:
                                       Name:
                                       Title:

                                      EXHIBIT B

                FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST


                             _____________________, 199__

       HOWELL PETROLEUM CORPORATION, a ___________ corporation (the "BORROWER"), pursuant to the Amended and Restated Credit Agreement dated as of December 1, 1998 (together with all amendments or supplements thereto, the "CREDIT AGREEMENT") among the Borrower, BANK OF MONTREAL, as Agent and the lenders (the "LENDERS") which are or become parties thereto, and such Lenders, hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):


/ /    1.      Facility A Loans:

       (a) Aggregate amount of new Facility A Loans to be $______________________;

       (b)     Requested funding date is _________________, 199__;

       (c)     $_____________________ of such borrowings are to be Eurodollar
               Loans;

               $_____________________ of such borrowings are to be Base Rate Loans; and

       (d)     Length of Interest Period for Eurodollar Loans is:

               _________________________.

/ /    2.      Facility B Loans:

       (a) Aggregate amount of new Facility B Loans to be $______________________;

       (b)     Requested funding date is _________________, 199__;

       (c)     $_____________________ of such borrowings are to be Eurodollar
               Loans;

               $_____________________ of such borrowings are to be Base Rate Loans; and

       (d)     Length of Interest Period for Eurodollar Loans is:

               _________________________.

/ /    3.      Eurodollar Loan Continuation for Eurodollar Loans maturing on
               _____________________:

       (a) Aggregate amount to be continued as Eurodollar Loans is $____________________;

       (b) Aggregate amount to be converted to Base Rate Loans is $____________________;

       (c)     Length of Interest Period for continued Eurodollar Loans is
               ________________________.

/ /    4.      Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

               Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of ______________________.

/ /    5.      Conversion of outstanding Eurodollar Loans to Base Rate Loans:

               Convert $__________________ of the outstanding Eurodollar Loans with Interest Period maturing on ______________________, 199_, to Base Rate Loans.

       The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                       HOWELL PETROLEUM CORPORATION


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                      EXHIBIT C

                            FORM OF COMPLIANCE CERTIFICATE


       The undersigned hereby certifies that he is the ________________ of HOWELL PETROLEUM CORPORATION, a ____________ corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of December 1, 1998 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, BANK OF MONTREAL, as Agent for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) Except as expressly stated in Schedule 1 hereto, the representations and warranties of the Borrower contained in
       Article VII of the Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the other Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (d) Except as expressly stated in Schedule 1 hereto, there exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any material loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

               (e) Attached hereto are the detailed computations necessary to determine whether the Guarantor is in compliance with Sections 5.3, 5.4 and 5.5 as of the end of the [fiscal quarter][fiscal year] ending ____________________________.

       EXECUTED AND DELIVERED this ____ day of ______________.

BORROWER:                              HOWELL PETROLEUM CORPORATION


                                       By:
                                       Name:
                                       Title:

GUARANTOR:                             HOWELL CORPORATION


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                      EXHIBIT D

                                LIST OF LOAN DOCUMENTS


1. Amended and Restated Guaranty Agreement dated December 1, 1998 executed by Howell Corporation.

2. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 31, 1998 executed by the Borrower, as amended by First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated December 1, 1998 with respect to its properties in the states of Alabama, Louisiana, Montana and Wyoming.

3. Financing Statements executed by the Borrower with respect to item 2 above.

4. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of October 14, 1998 executed by the Borrower, as amended by First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated December 1, 1998 with respect to its properties in the states of Louisiana, Mississippi, Utah and Wyoming.

5. Financing Statements executed by the Borrower with respect to item 4 above.

6. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (Mortgage of Commercial Real Property) dated as of October 20, 1998 executed by the Borrower, as amended by First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (Mortgage of Commercial Real Property) dated December 1, 1998 with respect to its properties in the state of North Dakota.

7. Financing Statements executed by the Borrower with respect to item 6 above.

                                      EXHIBIT E

                                       FORM OF

                                 ASSIGNMENT AGREEMENT

       THIS ASSIGNMENT AGREEMENT ("AGREEMENT") dated as of ________________, 199___ is between: _________________________________ (the "ASSIGNOR") and
__________________________  (the "ASSIGNEE").

                                       RECITALS

       A. The Assignor is a party to the Amended and Restated Credit Agreement dated as of December 1, 1998 (as amended and supplemented and in effect from time to time, the "CREDIT AGREEMENT") among HOWELL PETROLEUM CORPORATION, a _______________________ corporation (the "BORROWER"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "LENDER", and collectively, together with their successors and assigns, the "LENDERS"), and BANK OF MONTREAL, in its individual capacity, ("BMO") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

       B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's Maximum Facility A Credit Amount and Facility B Commitment, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

       C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS.

       Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

       Section 1.02 OTHER DEFINITIONS. As used herein, the following terms have the following respective meanings:

               "ASSIGNED INTEREST" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Loan Documents in respect of the Maximum Facility A Credit Amount of the Assignor in the principal amount equal to $____________________, including, without limitation, any obligation to participate pro rata in any LC Exposure, and Facility B Commitment of the Assignor in the principal amount equal to $________________ and (ii) to make Loans under the Maximum Facility A Credit Amount and Facility B Commitment and any right to receive payments for the Loans outstanding under the Maximum Facility A Credit Amount and Facility B Commitment assigned hereby of the following amounts:

                      LOANS                                 AMOUNT
                      -----                                 ------
                      Facility  A                   $__________________

                      Facility B                    $__________________

       (the "LOAN BALANCE"), plus the interest and fees which will accrue from and after the Assignment Date.

               "ASSIGNMENT DATE" shall mean _____________________, 199___.


                                      ARTICLE II

                                 SALE AND ASSIGNMENT.

       Section 2.01 SALE AND ASSIGNMENT. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

       Section 2.02 ASSUMPTION OF OBLIGATIONS. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

       Section 2.03 CONSENT BY AGENT. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                     ARTICLE III

                                      PAYMENTS.

       Section 3.01 PAYMENTS. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any.
An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

       Section 3.02 ALLOCATION OF PAYMENTS. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

       Section 3.03 DELIVERY OF NOTES. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Maximum Facility A Credit Amounts and Facility B Commitments of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

       Section 3.04 FURTHER ASSURANCES. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.


                                      ARTICLE IV

                                CONDITIONS PRECEDENT.

       Section 4.01 CONDITIONS PRECEDENT. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

               (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

               (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

               (c) the acknowledgment and consent by the Agent contemplated by Section 2.03 hereof.


                                      ARTICLE V

                           REPRESENTATIONS AND WARRANTIES.

       Section 5.01 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee as follows:

               (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

               (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

               (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

               (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

               (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

               (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

       Section 5.02 DISCLAIMER. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries [or any other obligor or guarantor], or any other matter relating to the Credit Agreement or any other Loan Documents or any extension of credit thereunder.

       Section 5.03 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee represents and warrants to the Assignor as follows:

               (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

               (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

               (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

               (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

               (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

               (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)(i)(1) of the Credit Agreement are true and accurate as to Assignee. If Section 4.06(d)(i)(2) is applicable to the Assignee, Assignee shall promptly deliver to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06; and

               (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.


                                      ARTICLE VI

                                    MISCELLANEOUS.

       Section 6.01 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this

Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

       Section 6.02 AMENDMENT, MODIFICATION OR WAIVER. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

       Section 6.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

       Section 6.04 ASSIGNMENTS. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

       Section 6.05 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       Section 6.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

       Section 6.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

       Section 6.08 EXPENSES. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

       Section 6.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                       ASSIGNOR

                                       -


                                       By:
                                          -
                                       Name:
                                       Title:

                                       Address for Notices:

                                       -
                                       -
                                       -


                                       Telecopier No.: -
                                       Telephone No.:  -
                                       Attention:      -

                                       ASSIGNOR

                                       -


                                       By:
                                          -
                                       Name:
                                       Title:

                                       Address for Notices:

                                       -
                                       -
                                       -


                                       Telecopier No.: -
                                       Telephone No.:  -
                                       Attention:      -


ACKNOWLEDGED AND CONSENTED TO:

-------------------------------
as Agent



By:
   -
Name:
Title:

                                      EXHIBIT F

                       APPLICATION AND REIMBURSEMENT AGREEMENT
                       FOR IRREVOCABLE STANDBY LETTER OF CREDIT


BANK OF MONTREAL                                    Date: _________________
Letter  of Credit Processing Center                 SLDC 3896/  _____________
311 West Monroe Street
Chicago, Illinois 60606

Gentlemen:

We request you to open and transmit by cable/airmail/courier your Irrevocable Letter of Credit in favor of:

available by their drafts, drawn at sight on: Bank of Montreal, ________________ or not exceeding a total of: ______________________________
accompanied by the following document(s):




Drafts drawn under this Letter of Credit must be drawn and presented together with accompanying documentation at your principal office in Chicago, Illinois not later than:

In consideration of your issuing at our request your Irrevocable Letter of Credit (hereinafter called "Credit") on the terms mentioned above:

1. We hereby agree to pay you in immediately available and freely transferable funds the amount of each draft or acceptance drawn under, or purporting to be drawn under, the Credit, such payment to be made at the maturity of each respective draft or acceptance or, if so demanded by you, on demand in advance of any drawing or maturity.

2. Payment shall be made by us at your office in Chicago, Illinois in lawful money of the United States, provided that, if a draft or other request for payment under the Credit is drawn in a currency other than United States currency, we shall pay the equivalent in United States currency, at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which such drawing was made, as determined by you and notified to us, or, if you so request of us at your option, we shall pay you the amount of such drawing in the currency in which the drawing was made in a place, form and manner acceptable to you.

3.     We also agree to pay you, on demand, a commission at the rate of:
of the Credit or such other rate as you and we may agree, and all charges and expenses legal and/or otherwise (including court costs and attorneys' fees), paid or incurred by you in connection therewith or in your endeavoring to collect any liability of us or any one or more of us hereunder, including all costs and expenses arising out of any reserve requirements for, or any assessment of deposit insurance premiums on, the Credit and including all expenses, legal or otherwise (including without limitation court costs and attorneys' fees and expenses) paid or incurred by you or any of your correspondents in connection with endeavoring to collect any liability of ours hereunder or in connection with any other legal proceeding brought or threatened in connection with the Credit, including any attempt by us or anyone to enjoin payment under the Credit. In addition, if you shall determine that any law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by you (or any of your branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of requiring you to maintain additional capital to support your obligations hereunder or under the Credit, then from time to time, within 15 days after demand by you, we shall pay to you such additional amount or amounts reasonably determined by you as will compensate you for such requirement.

4. Any amounts not paid when due hereunder shall bear interest (computed on the basis of a 360 day year and actual days elapsed) from the due date thereof until paid in full at a rate per annum determined by adding 2 1/2% to the rate from time to time announced by you as your prime commercial rate, with any change in such interest rate resulting from a change in such prime commercial rate to be and become effective as of and on the day of the relevant change in such prime commercial rate, payable on demand. You are hereby authorized to charge any depository or other account of ours or any of us maintained with you for the full amount of any drawing paid by you under the Credit and for payment of any other amount payable by us hereunder not paid to you on demand. If by charging such account you create an overdraft in one of our accounts, we shall pay interest to you on such overdrawn amount at the rate specified in our agreement with you establishing such account or, if no such rate is specified, at the rate of interest provided for in the first sentence of this paragraph.

5. We agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at our request, this agreement shall be binding upon us with regard to the credit extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with such extension, increase or other modification.

6. The users of the Credit shall be deemed our agents and we assume all risks of their acts, omissions, or misrepresentations. Neither you nor your correspondents shall be responsible for the validity, sufficiency, truthfulness, or genuineness of any documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit as required by the terms of the Credit; each of which provisions, if contained in the Credit itself, it is agreed may be waived by you, or for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wireless, or otherwise, whether or not they be in cipher; nor shall you be responsible for any error, neglect or default of any of your correspondents;
and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or in connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.

7. We agree, to the extent required by the Amended and Restated Credit Agreement dated as of December 1, 1998 among us, other lenders signatory thereto and the Bank of Montreal, as Agent (the "Credit Agreement") at any time and from time to time, on demand, to deliver, convey, transfer or assign to you, as security for any and all obligations and liabilities of us or any one or more of us hereunder, and also for any and all other obligations and liabilities, absolute or contingent due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you, additional security of a value and character satisfactory to you, or to make such payment as you may require.

8. You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, or as to any continuance of a breach after such waiver.

9. The word "property", as used in this agreement, includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein.

10. Without limiting the foregoing and in addition to the provisions of paragraph numbered 6 hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of said Credit without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder or you may otherwise be aware of the underlying transaction giving rise to the Credit and this application. In addition, and without limiting any of the other provisions hereof, you and your correspondents may (a) act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed by you or your relevant correspondent in good faith to have been authorized by us or any one of us, whether or not given or signed by an authorized person, and (b) receive, accept or pay as complying with the terms of the Credit any drafts or other document, otherwise in order, that may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, or any other person or entity acting as the representative of, in the place of or as the successor in interest to, the party in whose name the Credit provides that any drafts or other documents should be drawn or issued.

11. If this agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I," "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois. The Credit and, to the extent not inconsistent with the laws of the State of Illinois, this agreement will be subject to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP"), except that Article 41 and 43 of the UCP (1993 Revision) published by the International Chamber of Commerce as Publication No. 500 shall not apply nor shall any equivalent provision in any future version of the UCP.


                                Very truly yours,

                   ----------------------------------------

                          (FIRM'S name, IF APPLICABLE)

/        /         For Bank Use Only BY
                                        ----------------------------------
                                  TITLE
                ----------  -----       ----------------------------------
                 Approved by Date BY
                                    --------------------------------------
                           TITLE
                                ------------------------------------------

                                           C60092 N7/94